Exhibit 16.1
AMENDED NOTICE OF GUARANTEED DELIVERY
for Deposit of Common Shares of
CANADA SOUTHERN PETROLEUM LTD.
pursuant to the Offer dated June 16, 2006, as amended August 8, 2006, by
CANADIAN SUPERIOR ENERGY ACQUISITIONS INC.,
a wholly-owned subsidiary of
CANADIAN SUPERIOR ENERGY INC.
The offer (the “Original Offer”) dated June 16, 2006, as amended by the Notice of Variation and Extension (the “Notice”) dated August 8, 2006 (as so amended, the “Offer”), to purchase all of the outstanding common shares (the “Common Shares”) of Canada Southern Petroleum Ltd. by Canadian Superior Energy Acquisitions Inc. (the “Offeror”) will be open for acceptance until 3:00 p.m. (Mountain Daylight Time) on September 7, 2006 (the “Expiry Time”) unless the Offer is further extended or withdrawn.
The terms and conditions of the Offer are incorporated by reference in this Amended Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Amended Notice of Guaranteed Delivery shall have the meanings set forth in the Original Offer and Circular, dated June 16, 2006.
This Amended Notice of Guaranteed Delivery, or a manually signed facsimile hereof, must be used to accept the Offer made by the Offeror for the Common Shares if (i) certificates representing the Common Shares to be deposited are not immediately available, or (ii) the procedures for book-entry transfer of Common Shares cannot be completed prior to the Expiry Time, or (iii) the certificates and all other required documents cannot be delivered to the Depositary or the U.S. Forwarding Agent prior to the Expiry Time. Such Common Shares may be deposited pursuant to the Offer by utilizing the procedures contemplated by this Amended Notice of Guaranteed Delivery, provided that all of the following conditions are met:
(a)	such deposit is made by or through an Eligible Institution;

(b)	a properly completed and duly executed Amended Notice of Guaranteed Delivery, or a manually signed facsimile thereof (including a guarantee by an Eligible Institution), is received by the Depositary at its Calgary office set forth in this Amended Notice of Guaranteed Delivery at or prior to the Expiry Time; and

(c)	the certificate(s) (or a Book-Entry Confirmation) representing deposited Common Shares, in proper form for transfer, together with a properly completed and duly executed Amended Letter of Transmittal and Election Form relating to the Common Shares, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message) and all other documents required by the Amended Letter of Transmittal and Election Form are received by the Depositary at its Calgary office set forth in this Amended Notice of Guaranteed Delivery on or before 3:00 p.m. (Mountain Daylight Time) on the third trading day on the Toronto Stock Exchange after the Expiry Time.
This Amended Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed so as to be received by the Depositary at its office in Calgary, Alberta not later than the Expiry Time and must include a guarantee by an Eligible Institution in the form set forth below.
Shareholders who validly accept the Offer utilizing the original Letter of Transmittal or Notice of Guaranteed Delivery and do not thereafter submit an Amended Letter of Transmittal and Election Form or an Amended Notice of Guaranteed Delivery, as the case may be, will be deemed to have elected to receive the Original Consideration.

This Amended Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Amended Letter of Transmittal and Election Form is required to be guaranteed by an Eligible Institution, such signature must appear in the applicable space in the Amended Letter of Transmittal and Election Form.
This Amended Notice of Guaranteed Delivery should NOT be sent to the U.S. Forwarding Agent.

TO:	CANADIAN SUPERIOR ENERGY ACQUISITIONS INC.

AND TO:	Valiant Trust Company, as Depositary

Exhibit 1.6
AMENDED NOTICE OF GUARANTEED DELIVERY
for Deposit of Common Shares of
CANADA SOUTHERN PETROLEUM LTD.
pursuant to the Offer dated June 16, 2006, as amended August 8, 2006, by
CANADIAN SUPERIOR ENERGY ACQUISITIONS INC.,
a wholly-owned subsidiary of
CANADIAN SUPERIOR ENERGY INC.
The offer (the “Original Offer”) dated June 16, 2006, as amended by the Notice of Variation and Extension (the “Notice”) dated August 8, 2006 (as so amended, the “Offer”), to purchase all of the outstanding common shares (the “Common Shares”) of Canada Southern Petroleum Ltd. by Canadian Superior Energy Acquisitions Inc. (the “Offeror”) will be open for acceptance until 3:00 p.m. (Mountain Daylight Time) on September 7, 2006 (the “Expiry Time”) unless the Offer is further extended or withdrawn.
The terms and conditions of the Offer are incorporated by reference in this Amended Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Amended Notice of Guaranteed Delivery shall have the meanings set forth in the Original Offer and Circular, dated June 16, 2006.
This Amended Notice of Guaranteed Delivery, or a manually signed facsimile hereof, must be used to accept the Offer made by the Offeror for the Common Shares if (i) certificates representing the Common Shares to be deposited are not immediately available, or (ii) the procedures for book-entry transfer of Common Shares cannot be completed prior to the Expiry Time, or (iii) the certificates and all other required documents cannot be delivered to the Depositary or the U.S. Forwarding Agent prior to the Expiry Time. Such Common Shares may be deposited pursuant to the Offer by utilizing the procedures contemplated by this Amended Notice of Guaranteed Delivery, provided that all of the following conditions are met:
(a)	such deposit is made by or through an Eligible Institution;

(b)	a properly completed and duly executed Amended Notice of Guaranteed Delivery, or a manually signed facsimile thereof (including a guarantee by an Eligible Institution), is received by the Depositary at its Calgary office set forth in this Amended Notice of Guaranteed Delivery at or prior to the Expiry Time; and

(c)	the certificate(s) (or a Book-Entry Confirmation) representing deposited Common Shares, in proper form for transfer, together with a properly completed and duly executed Amended Letter of Transmittal and Election Form relating to the Common Shares, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message) and all other documents required by the Amended Letter of Transmittal and Election Form are received by the Depositary at its Calgary office set forth in this Amended Notice of Guaranteed Delivery on or before 3:00 p.m. (Mountain Daylight Time) on the third trading day on the Toronto Stock Exchange after the Expiry Time.
This Amended Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed so as to be received by the Depositary at its office in Calgary, Alberta not later than the Expiry Time and must include a guarantee by an Eligible Institution in the form set forth below.
Shareholders who validly accept the Offer utilizing the original Letter of Transmittal or Notice of Guaranteed Delivery and do not thereafter submit an Amended Letter of Transmittal and Election Form or an Amended Notice of Guaranteed Delivery, as the case may be, will be deemed to have elected to receive the Original Consideration.

This Amended Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Amended Letter of Transmittal and Election Form is required to be guaranteed by an Eligible Institution, such signature must appear in the applicable space in the Amended Letter of Transmittal and Election Form.
This Amended Notice of Guaranteed Delivery should NOT be sent to the U.S. Forwarding Agent.

TO:	CANADIAN SUPERIOR ENERGY ACQUISITIONS INC.

AND TO:	Valiant Trust Company, as Depositary

By Mail, Registered Mail, Hand or Courier:		By Facsimile Transmission:

Calgary	Toronto	1-403-233-2857
310, 606 4th Street SW	c/o BNY Trust Company of Canada
Calgary, Alberta T2P 1T1	Suite 1101, 4 King Street West
Attention: Reorganization Department	Toronto, Ontario M5H 1B6
Delivery of this Amended Notice of Guaranteed Delivery to an address or transmission of this Amended Notice of Guaranteed Delivery via a facsimile number other than set forth above does not constitute a valid delivery.
The undersigned Shareholder hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer and the related Amended Letter of Transmittal and Election Form, receipt of which is hereby acknowledged, the Common Shares described below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Original Offer, “Manner of Acceptance”.

DESCRIPTION OF COMMON SHARES DEPOSITED
Name and Address of Registered Owner(s)
(Please fill in, if blank, exactly as	Share Certificate(s) and Share(s) Deposited
name(s) appear(s) on certificate(s))	(Attach additional signed list, if any)
	Share	Number of Shares Represented	Number of
	Certificate Number(s)*	by Certificate(s)*	Shares Deposited**

Total Shares

*	Need not be completed by Shareholders depositing Common Shares by book-entry.

**	Unless otherwise indicated, it will be assumed that all Common Shares described above are being deposited.
☐	Check if Common Shares will be deposited by book-entry transfer

Name of Depositing Institution:

Account Number:

Transaction Code Number:

ELECTION AS TO FORM OF CONSIDERATION
Pursuant to the Offer, the undersigned elects to receive one of the following forms of consideration for all of the deposited Common Shares represented by the certificates listed in the Box entitled “Description of Common Shares Deposited” above. Holders of Common Shares may elect to receive either the Participating Consideration (Choice A) or the Original Consideration (Choice B).
Shareholders may choose only ONE of Choice A or Choice B and, if Choice A is selected, must specify an alternative if Choice A is not available:
☐	Choice A — the Participating Consideration, unless the Participating Consideration is not available (see below), in which case:
☐	Choice B — the Original Consideration
or
☐	withdraw and return Common Shares
or
☐	Choice B — the Original Consideration
Shareholders who receive the Participating Consideration will receive Cdn. $2.50 cash, two Canadian Superior Shares and one Special Exchangeable Share for each Common Share deposited. Shareholders electing to receive the Participating Consideration must also specify that if the Participating Consideration is not available (because (i) at least 66 2/3% of the outstanding Common Shares, on a fully diluted basis, were not tendered to the Offer at the time the Offeror first takes up Common Shares under the Offer or (ii) another offeror takes up and pays for 50.1% or more of the outstanding Common Shares prior to the Expiry Time) whether they elect either to receive the Original Consideration or withdraw their Common Shares from the Offer.
Shareholders who receive the Original Consideration will receive Cdn. $2.50 cash and 2.75 Canadian Superior Shares for each Common Share deposited.
If Shareholders fail to properly elect between Choice A and Choice B above, or if they elect Choice A but fail to elect either Choice B or withdraw their Common Shares from the Offer if Choice A is not available, such Shareholders will be deemed to have elected to receive the Participating Consideration and, if it is not available, to receive the Original Consideration.

Shareholders who have deposited Common Shares under the Offer pursuant to the Letter of Transmittal that accompanied the Original Offer (or an Agent’s Message in lieu of such Letter of Transmittal), and who do not complete and return the Amended Letter of Transmittal and Election Form, will be deemed to have elected to receive the Original Consideration.
Shareholders electing either form of consideration may elect to receive the cash portion in United States dollars by so specifying in the box entitled “Currency of Payment” below.
No fractional Canadian Superior Shares or Special Exchangeable Shares will be issued pursuant to the Offer. In the case where a Shareholder tenders Common Shares under the Offer and the number of Canadian Superior Shares or Special Exchangeable Shares to be issued to such Shareholder would result in a fraction of a Canadian Superior Share or Special Exchangeable Share being issuable, the number of Canadian Superior Shares or Special Exchangeable Shares to be received by such Shareholder will either be rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5).

CURRENCY OF PAYMENT
☐	Check here if you wish to receive payment under the Offer in United States dollars based upon the Bank of Canada noon spot exchange rate for United States dollars on the date following the expiry of the Offer on which funds are provided to the Depositary to pay for Common Shares purchased pursuant to the Offer.

A Shareholder who does not check the box above will receive payment under the Offer in Canadian dollars.

PLEASE SIGN AND COMPLETE

Signature(s):

Address:

(Postal/Zip Code)

Name(s):

Capacity (full title), if in a representative capacity:

Area Code and Telephone Number:

Taxpayer Identification, Social Insurance or Social Security Number:

Dated:

GUARANTEE
(Not to be used for signature guarantees)
The undersigned, an Eligible Institution (as defined in the Offer), hereby guarantees delivery to the office of the Depositary in Calgary specified on page 1 hereof of the certificates representing Common Shares deposited hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to the Common Shares deposited hereby, together with delivery of a properly completed and duly executed Amended Letter of Transmittal and Election Form (or an Agent’s Message, in the case of delivery of the Common Shares by book-entry transfer), and all other documents required by the Amended Letter of Transmittal and Election Form, all on or before 3:00 p.m. (Mountain Daylight Time) on the third trading day on the Toronto Stock Exchange after the Expiry Time.

Date:	Firm

(Address)	(Authorized Signature)

(Please print name)

(Area Code and Telephone Number)	Date: